UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2011

New Mountain Finance Corporation

(Exact name of co-registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 730-0300

New Mountain Finance Holdings, L.L.C.

(Exact name of co-registrant as specified in its charter)

Delaware	814-00839	26-3633318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 730-0300

New Mountain Finance AIV Holdings Corporation

(Exact name of co-registrant as specified in its charter)

Delaware	814-00902	80-0721242
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 730-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2011 the Boards of Directors of New Mountain Finance Corporation, New Mountain Finance Holdings, LLC and New Mountain Finance AIV Holdings Corporation (collectively referred to as “New Mountain Finance”) appointed Adam J. Collins as a Class I Director and Daniel Hébert as a Class II Director.  Additionally Mr. Hébert was appointed to New Mountain Finance’s Audit Committees, Valuation Committees and Nominating and Corporate Governance Committees.

Both New Mountain Finance Corporation’s and New Mountain Finance AIV Holdings Corporation’s Compensation Committee appointed Mr. Hébert as their Chairman, replacing Alfred Hurley, who will remain a member of the Compensation Committee.

Mr. Hébert is not an “interested person” of New Mountain Finance as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Mr. Collins is the Chief Financial Officer of New Mountain Capital, L.L.C., which is under common control with New Mountain Finance Holdings, L.L.C.’s investment adviser, New Mountain Finance Advisers BDC, L.L.C.  Thus, Mr. Collins is an “interested person” of New Mountain Finance as such term is defined under Section 2(a)(19) of the Investment Company Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

Date: August 15, 2011	By:	/s/ Paula A. Bosco
		Name:	Paula A. Bosco
		Title:	Secretary